                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 1997 (except for Note 13 as to which the date is March 6, 1997) with respect to the consolidated financial statements of GranCare, Inc. included in the Living centers of America, Inc. Registration Statement on Form S-4 (Registration No. 333-36525) and incorporated by reference in this Registration Statement.

  We also consent to the incorporation by reference herein of our report dated February 25, 1997 (except for Note 13 as to which the date is March 6, 1997) with respect to the financial statement schedule of GranCare, Inc. included in the Living Centers of America, Inc. Registration Statement on Form S-4 (Registration No. 333-36525) and incorporated by reference in this Registration Statement.


                                          ERNST & YOUNG LLP

Atlanta, Georgia
November 3, 1997